SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 3, 1998


                         CONAM REALTY INVESTORS 2 L.P.
                               formerly known as
                        HUTTON/CONAM REALTY INVESTORS 2
             (Exact name of registrant as specified in its charter)



     California                       0-11085                13-3100545
State or other jurisdiction          Commission             IRS Employer
  of incorporation                   File Number          Identification No.



1764 San Diego Avenue
San Diego, CA  92110 Attn.: Robert J. Svatos                92110-1906
Address of principal executive offices                       Zip Code


Registrant's telephone number, including area code (619) 297-6771




Item 5. Other Events

ConAm Property Services II, Ltd. ("CPS II") and RI 2 Real Estate Services, Inc. ("RI 2") have served as co-general partners of the Partnership since its inception. On January 27, 1998, CPS II acquired RI 2's co-general partner interest in the Partnership pursuant to a Purchase Agreement between CPS II and RI 2 dated August 29, 1997. As a result, CPS II now serves as the sole general partner of the Partnership. In conjunction with this transaction, the name of the Partnership has been changed from Hutton/ConAm Realty Investors 2 to ConAm Realty Investors 2, L.P. The purchase of RI 2's interest by CPS II will not affect the Partnership's operations.






                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CONAM PROPERTY SERVICES II, Ltd
                              BY:  CONTINENTAL AMERICAN DEVELOPMENT, INC.
                                   General Partner


Date:  February 3, 1998       BY:  /s/Daniel J. Epstein
                                   Director, President, and Principal
                                   Executive Officer


Date:  February 3, 1998       BY:  /s/Robert J. Svatos
                                   Chief Financial Officer